UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2008

FGX INTERNATIONAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

British Virgin Islands

(State or other jurisdiction of incorporation)

001-33760	98-0475043
(Commission File Number)	(IRS Employer Identification No.)

500 George Washington Highway
Smithfield, Rhode Island 02917
(Address of principal executive offices, including zip code)

(401) 231-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                            Entry Into a Material Definitive Agreement

On September 18, 2008, the Company entered into a Director and Officer Indemnification Agreement with Charles Hinkaty, a newly appointed director of the Company, in the form filed as Exhibit 10.20 to Form S-1/A (Registration No. 333-139525) on June 28, 2007.

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director.  On September 18, 2008, the Board of Directors appointed Charles Hinkaty, age 58, as a director of the Company for a term ending at the 2009 Annual Meeting of Stockholders.  Mr. Hinkaty was the President and Chief Executive Officer of Del Laboratories, Inc. from August 2005 until his retirement in January 2008.  Previously, Mr. Hinkaty was the Chief Operating Officer of Del Laboratories, Inc. from January 2005 until August 2005, and President and Vice President of Del Pharmaceuticals, Inc. since 1985.  Mr. Hinkaty served as a director of Del Laboratories, Inc. until December 2007. There is no arrangement or understanding between the new director and any other persons pursuant to which Mr. Hinkaty was selected as a director.  Mr. Hinkaty has been appointed to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors effective September 18, 2008.  There are no current or proposed transactions between the Company and Mr. Hinkaty or his immediate family members requiring disclosure under Item 404(a) of Regulations S-K promulgated by the Securities Exchange Commission.  Mr. Hinkaty participates in the Company’s non-employee director compensation arrangements, a description of which appears under the heading “Compensation of Directors” in the proxy statement for the Company’s 2008 annual meeting of stockholders and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FGX INTERNATIONAL HOLDINGS LIMITED
(Registrant)

September 18, 2008	/s/ Alec Taylor
Alec Taylor
Chief Executive Officer